Constellation Energy Partners LLC Annual Meeting Company Overview December 14, 2012 Exhibit 99.1

Forward-looking Statements Disclaimer
This presentation contains forward–looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about:  the volatility of realized oil and natural gas prices; the conditions of the capital markets, inflation, interest rates, availability of a credit facility to support business requirements, liquidity, and general economic and political conditions; the discovery, estimation, development and replacement of oil and natural gas reserves; our business, financial, and operational strategy; our drilling locations; technology; our cash flow, liquidity and financial position; the ability to extend or refinance our reserve-based credit facility; the level of our borrowing base under our reserve-based credit facility; the resumption or amount of our cash distributions; our hedging program and our derivative positions; our production volumes; our lease operating expenses, general and administrative costs and finding and development costs; the availability of drilling and production equipment, labor and other services; our future operating results; our prospect development and property acquisitions; the marketing of oil and natural gas; competition in the oil and natural gas industry; the impact of the current global credit and economic environment;
the impact of weather and the occurrence of natural disasters such as fires, floods, hurricanes, tornados, earthquakes, snow and ice storms and other catastrophic events and natural disasters; governmental regulation, including environmental regulation, and taxation of the oil and natural gas industry; developments in oil-producing and natural gas producing countries; lack of support from a sponsor or a change in sponsor; and our strategic plans, objectives, expectations, forecasts, budgets, estimates and intentions for future operations.
In some cases, forward–looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,”
“project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.
The forward–looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward–looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward–looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward–looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward–looking statements speak only as of the date of this presentation. We do not intend to publicly update or revise any forward–looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

3 CEP’s Operating Environment 3

CEP’s Strategic Focus, 2008-Present
• Integrate asset acquisitions
Substantial focus in 2008 due to the
2007 acquisition of operated assets in
the Cherokee Basin
Non-operated assets added in Mar-08
(Woodford Shale) and Dec-10 (Central
Kansas Uplift)
• Manage CEG transition
Efforts initiated by CEP in 2008 as a
result of CEG’s decision to sell its
upstream natural gas assets
Substantial focus for CEP in 2009
leading up to CEG’s termination of the
Master Services Agreement in Dec-09
• Achieve cost reductions
CEP’s continuing focus on controllable
costs (LOE, G&A, and interest) has
achieved results
Our goal is to further reduce structural
G&A costs by 25%

5
CEP’s Strategic Focus, 2008 to Present (con’t)

• Use cash flow from operations to
Reduce debt levels:
Function of (1) borrowing base pressure in
an environment characterized by weak
natural gas prices and (2) structural issues
that tend to limit CEP’s ability to tap capital
markets for preferred or mezzanine
financing
Debt outstanding has been reduced by 60%
since Q309
Invest in capital efficient projects
CEP’s drilling efforts were suspended in mid-
2009, when declining gas prices and
uncertainty in the capital markets lead to a
$40MM reduction in our borrowing base
Since drilling resumed in Q210, the company
has invested $29.7 million to complete 177
net wells and recompletions
At the end of Q312, an additional 55 net
wells and recompletions were in progress
Our capital program targets oil opportunities
with rates of return that exceed 20%

CEP’s Strategic Focus, 2008 to Present (con’t)
• Pursue organic growth opportunities
– Our focus on oil opportunities in our Mid-
Continent asset base has shown progress
and forms the basis of our near-term
drilling and capital plan
– Were natural gas prices to recover, we’re
well positioned to capitalize on the gas
resource potential in our Mid-Continent
asset base, which we believe is substantial
– We believe there are advantages to
consolidation in the Cherokee Basin
– CEP is uniquely positioned to capitalize on
these consolidation opportunities due to
our scale, the nature of our asset base
(including the Osage Concession), and
existing infrastructure
– Our Q312 market price of $1.27/unit
compares to an $8.98/unit net asset value
**
– We continue to look for merger and
acquisition opportunities that accelerate
growth and enhance unitholder value
*
Excludes hedge settlements, gains (losses) on mark-to-market activities, and other revenue
**
Additional detail can be found on slide 6 of CEP’s Third Quarter Earnings Presentation dated November 9, 2012

Appendix

CEP Ownership *
* As of October 25, 2012
• As a result of two transactions executed in 2011, our largest unitholder is
PostRock Energy Corporation (“PostRock”), which indirectly owns a 26.4% LLC interest (including our Class A units)
• Exelon Corp. indirectly owns all of our Class D units and the MIIs
• Insider holdings total 6.1% of our outstanding common (or Class B) units